EXHIBIT 10.19

                                      LEASE

         THIS INDENTURE, made this nineteenth day of December, in the year one thousand nine hundred ninety-seven, between H. JOEL RAHN, (hereinafter called the LESSOR, which expression shall include its executors, administrators and assigns where the context so admits) of the one part, and NEWTECH, INC. (hereinafter called the LESSEE, which expression shall include its successors and assigns where the context so admits) of the other part;

         WITNESSETH, that in consideration of the rent and covenants herein reserved and contained on the part of the LESSEE to be paid, performed and observed, the LESSOR does hereby demise and lease unto the LESSEE;

         The office building and warehouse and its associated parking area located at 16550 N.W. 10th Avenue, Miami, Florida 33169 more particularly designated as those portions of Lots 16 and South 170 ft. of Lot 13, Block 1, according to the plat thereof as recorded in Plat Book 76, at Page 75 of the Public Records of Dade County, Florida, which contain a building of approximately Thirteen Thousand Seven Hundred (13,700) square feet of building space. Lessor specifically excludes from this Lease all vacant space around the structure not associated with direct access to the building and the current parking area.

         TO HAVE AND TO HOLD the premises hereby demised unto the LESSEE for the term beginning with the first day of January, in the year one thousand nine hundred and ninety-eight and terminating December 31, 1999. At the option of lessee the term can be extended for 2 consecutive terms of one year each terminating on December 31, 2000 and December 31, 2001, respectively.

         Monthly rent for the lease year commencing January 1, 1998 shall be EIGHT THOUSAND ($8000.00) DOLLARS commencing on the first day of January, 1998, and on the first day of each month thereafter, and also at the legal termination of this lease a proportionate part of the said rent for any part of a month then unexpired.

         And the LESSEE does hereby covenant with the LESSOR that the LESSEE during the said term and for such further time as he or any other person or persons claiming under him shall hold the said premises or any part thereof, will pay unto the LESSOR the said rent at the times and in the manner aforesaid (except as hereinafter provided), and will keep all and singular the said premises in such repair, order and condition as the same are in at the commencement of said term, or may be put in during the continuance thereof, damage by fire, wear and tear, or other unavoidable casualty only excepted; and will not assign this Lease nor sublet the whole or any part of the said premises without first obtaining on each occasion the consent in writing of the LESSOR, which consent shall not be unreasonable withheld or delayed. Lessee will not permit any hole to be drilled or made in the stone or brickwork of said building or any placard or sign to

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be placed upon the building, except such and in place and manner as shall have first been approved in writing by the LESSOR, and will keep good, with glass of the same kind and quality as that which may be injured or broken, all the glass now or hereafter in the premises, acknowledging that the glass is now whole; and at the expiration of the said term will remove his goods and effects and those of all persons claiming under it, and will peaceably yield up to the LESSOR said premises, and all erections and additions which are fixtures made to or upon the same, in good repair, order and conditions in all respects, damage by fire, wear and tear, or other unavoidable casualty excepted; and during the said term, and such further time as aforesaid, the said premises shall not be overloaded, damaged or defaced; and no trade or occupation shall be carried on upon the said premises or use made thereof which shall be unlawful, improper, noisy or offensive, or contrary to any law of the State of Florida or ordinance or by-law for the time being in force or the City or Town in which the premises are situated, or injurious to any person or property; and no act or thing shall be done upon the said premises which may make void or voidable any insurance of the said premises or building against fire, or may render any increased or extra premium payable for any such insurance; and no addition or alteration to or upon the said premises shall be made without the consent in writing of the Lessor, and the Lessor or his agents may during the said term, at reasonable times, and so as to not unreasonable interfere with Lessee's business activities, enter to view the said premises, and may remove placards and signs not approved and affixed as herein provided, and may make repairs and alterations if he should elect so to do, and may show the said premises and building to other, and at any time within three (3) months next before the expiration of the said term, may affix to any suitable part of the said premises a notice for letting or selling the said premises or building, and keep the same so affixed without hindrance or molestation; and any notice from the Lessor to the Lessee relating to the demised premises, or the occupancy thereof, shall be deemed duly served if left at the demised premises addressed to the Lessee and any notice from Lessee to Lessor relating to the demised premises shall be deemed duly served if mailed to the Lessor at the following address; H. JOEL RAHN, c/o Attorney Jeffrey A. Rahn, 95 State Street, Springfield, MA, 01103

         PROVIDED ALWAYS, that in case the said premises, or any part thereof or the whole or any part of the building of which they are a part, shall be taken for any street or other public use, or shall be destroyed or damaged by fires or other unavoidable casualty, or by the action of the city or other authorities, or shall receive any direct or consequential damage for which the Lessor or the Lessee shall be entitled to compensation by reason of anything lawfully done in pursuance of any public authority, after the execution hereof and before the expiration of the said term; then this Lease and the said term shall terminate at the election of either party, and such election may be in case of any such taking, notwithstanding the entire interest of the Lessor may have been divested by such taking, and if it shall not so elect, then in case of any such taking or destruction of, or damage to the demised premises, rendering the same or any part thereof unfit for use and occupation, a just proportion of the rent hereinbefore reserved, according to the nature and extent of the injury sustained by the demised premises, shall be suspended or abated until the demised premises, or in such taking, what may remain thereof, shall have been put in proper condition for use and occupation. Nothing contained herein shall prevent the Lessee from pursuing its own


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action against said authority for any damages sustained by it for interruption of is business.

         PROVIDED ALSO, and these presents are upon this condition, that if the Lessee shall neglect or fail to perform or observe any of the covenants contained in these presents, and on his part to be perform or observed within thirty days receipt of written notice by Lessor identifying Lessee's neglect or failure to perform or observe any of the covenants of this Lease, or if the estate hereby created shall be taken on execution, or by the other process of law, or if the Lessee shall be declared bankrupt or insolvent according to law, or if any assignment shall be made of its property for the benefit of creditors, then, and in any of the said cases (notwithstanding any license of any former breach of covenant or waiver of the benefit hereof or consent in a former instance), the Lessor fully may, immediately, or any time thereafter, and without demand or notice, enter into and upon the said premises or any part thereof in the name of the whole and repossess the same as of its former estate, and expel the Lessee and those claiming through or under him and remove his effects (in any lawful manner) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon entry as aforesaid this Lease shall terminate; and the Lessee covenants that in case of such termination it will indemnify the Lessor against all loss of rent and other payment including reasonable attorney's fees which it may incur by reason of such termination during the residue of the time first above specified for the duration of the said term.


                        ADDITIONAL TERMS AND CONDITIONS

         1. The Lessee agrees to carry public liability insurance written on a Comprehensive policy form on the demised premises for limits of at least One Million ($1,000,000.00) Dollars single limit bodily injury or property damage combined, and to name the Lessors an additional insured on such policies. Endorsements and/or Certificates of Insurance showing such coverage and naming Lessor as an insured shall be forwarded to the Lessor prior the commencement of this term, and within thirty (30) days prior to the expiration date of said policies. All of said policies shall contain a clause requiring the insurer to give Lessor ten (10) days written notice prior to cancellation.

         The Lessee shall hold the Lessor harmless against any and all claims, damages or causes of action for damages arising during the term hereof and any orders, decrees or judgments which may be entered therein, brought for damages or alleged damages resulting from any injury to person or property of from loss of life sustained in or about the said demised premises arising out of Lessee's use and occupancy of the premises, except in no circumstance wherein such claims, damaged or causes of action for damages are attributable to Lessor's negligence.

         2. Lessor agrees that it shall be responsible for the integrity of the roof and existing

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plumbing, electrical, air conditioning and other structural components of the building. Lessee shall be responsible for all repairs to the building, including but not limited to structural components, which are the result of Lessee's negligent use and operation of the demised premises.

         Lessee shall at its sole cost maintain a service contract for the air conditioning system for maintaining and keeping in good operating condition the air conditioning system on a regular service contract of at lease once a month.

         Lessee shall be responsible for maintaining all electrical, plumbing and other systems installed by Lessee.

         Lessee warrants and represents that all existing plumbing and electrical systems were in operating condition at the time of the execution of this Lease.

         Lessee shall be responsible for cleaning the demised premises and disposing of its refuse in containers supplied by the Lessee. Lessee shall maintain at its cost the current landscaping as well as the irrigation system, and Lessor shall maintain the exterior of the building and the parking lot in its current condition and Lessee shall be responsible for day-to-day maintenance thereof, and all costs associated thereto.

         Lessee shall be responsible for all utilities, including but not limited to electricity, gas water and sewer fees, to the demised premises.

         3. This Lease and all of the rights of Lessee hereunder are and shall be subject and subordinate to the lien of any mortgage or mortgages hereinafter placed on the demised premises or any part thereof, except the Lessee's personal property or trade fixtures, and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of any such mortgage or mortgages (all of which are hereinafter termed the mortgage or mortgages) provided, that the holder of such mortgages shall enter into a written agreement with the Lessee that so long as the Lessee is not in default under the Lease, or any renewal thereof no foreclosure of the lien of said mortgage or any other proceeding in respect thereof shall divest, impair, modify, abrogate or otherwise adversely affect any interest or rights whatsoever of the Lessee under the said Lease. Upon execution of this Lease, Lessor shall obtain a non-disturbance agreement from the existing mortgagee or its assignee.

         Such subordination shall be automatic, without the execution of any further subordination agreement by Lessee. If, however, a written subordination agreement, consistent with the provision, is required by a mortgagee, Lessee agrees to execute, acknowledge and deliver the same and in the event of failure so to do, Lessor may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge and deliver the same as agent or attorney in fact of Lessee, and Lessee hereby irrevocably constitutes Lessor its attorney in fact for that purpose only.


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     4. Lessee will pay in the first instance all real property taxes which may be levied or assessed by any government authority against the land and building and improvements owned by the Lessor which the demised premises form a part. For purposes of the Article, "real property taxes" means all taxes and assessments, incurred by the Lessor in its operation and ownership interest in the said land and building improvements of which the demised premised form a part.

     Lessee shall pay lessor each month one-twelth the amount of the total real property taxes in a separate check labled "Real Property Taxes" as payment for Lessee's share of the real property taxes.

     Notwithstanding the foregoing, in the event that Lessee improves the demised premises such that Lessor receives a revised real estate tax bill for increases in such taxes attributable to such improvements, then in such instance Lessee shall be responsible for the amount of any such increase in the real estate taxes.

     Such payments shall be considered as additional rent for the lease year in which such date occurs, and Lessor's remedies for nonpayment will be the same as if Lessee did not Pay his basic rent installment.

     5. The term "Lessor", as used in this Lease, means only the owner for the time being of the demised premises, so that the event of any sale of said demised premises, the Lessor shall be and hereby is entirely freed and relieved of all liabilities and obligations of the Lessor hereunder which accrue from or after the date of such sale, and it shall be deemed and construed, without further agreement between the parties or between the parties and the purchaser of the demised premises, that such purchaser has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder from and after such date. Notwithstanding anything to the contrary contained in this Lease, it is specifically understood and agreed that the monetary liability of any Lessor hereunder shall be limited to the equity the Lessor in the demised property in the event of breach by the Lessor, as the case may be, of any of the terms, covenants and conditions of this Lease be to performed by the Lessor. In furtherance of the foregoing, the Lessee hereby agrees that any of the terms, covenants or conditions hereof by the Lessor shall be enforceable solely against the Lessor's fee interest in the demised premises.

     6. Lessor and Lessee each hereby waive all claims, causes of action and rights of recovery against the other, and their respective agents, officers, and employees, for any damages to or destruction of persons, property or business, including but not limited to Lessor's and/or Lessee's improvements, which shall occur on or about the demised premises and shall result from any of the perils insured under any and all policies of insurance maintained by Lessor and Lessee, regardless of cause, including the negligence and intentional wrongdoing of either party and their


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respective agents, officers and employees, but only to the extent of recovery, if any, under such policy or policies of insurance. Each party agrees that their fire and extended coverage insurance policies will include such a clause to the effect that this waiver shall not affect the right of the insured to recover under such policies. If extra cost is chargeable for such a clause, the insured party will inform the other party of the additional expense thereof, and the other party will have the option of paying the same, but shall not be obligated to do so. This waiver shall be in effect only so long as said clauses exist in the insurance policies. Nothing in this paragraph shall be construed to impose any other or greater liability upon either the Lessor or the Lease than would have existed in the absence of this paragraph.

         7. In addition to the base rent required herein, Lessee shall pay as additional rent to the Lessor all sales taxes required by law, including but not limited to the current Florida sales tax of six and one-half (6.5%) percent.

         8. It is understood that Lessee shall allow Lessor and/or its assigns the ability to park up to ten (10) vehicles in the parking lot, with Lessee having the right to designate the location of said ten spaces within the parking lot.

         9. In the event Lessee is not then in default under any of the terms, covenants or conditions of this Lease beyond the applicable grace periods contained herein, then Lessor hereby grants to the Lessee the first right of refusal to purchase the property. Lessor shall be free to marker the proper, and in the event that a bonafide offer to purchase the property form a third party has been received, then in such instance Lessee shall have the right to purchase the property under the same terms and conditions offered by said third party. Lessee must exercise the aforesaid option to purchase within ten (10) days of receipt of notice that the third party's offer to purchase.

         10. Lessee shall be required to become a dues paying member of the Sunshine State Industrial Park Association, to promptly pay all dues and/or assessments thereof, and to abide by all rules and regulations promulgated by said Association.

         11. Lessee shall not make or permit to be made any alterations, improvements and/or additions of any kind or nature to the demised premises or any part thereof except by and with the prior consent of the Lessor, which consent shall not be unreasonable withheld. Said alterations, improvements and additions shall be done pursuant to plans and specifications submitted to Lessor and all work to be done by Lessee shall be performed in strict accordance with said approved plans and specifications without any deviation therefrom unless first approved in writing by Lessor, which approval shall not be unreasonably withheld or delayed. All alterations, improvements and additions to the demised premises shall be made in accordance with all applicable laws and shall become the property of the Lessor at the end of the term or other expiration of this Lease; provided, however, if prior to the termination of this Lease or within

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fifteen (15) days thereafter, Lessor so directs, Lessee shall, at Lessee's sole cost, promptly remove the additions, improvements, fixtures and installations which were place in the demised premises by Lessee and which are designated in said notice and repair any damage occasioned by such removal and in default thereof Lessor may effect said removals and repairs at Lessee's expense. Notwithstanding the foregoing, Lessee retains the right to remove any equipment installed on the demised premises, provided that any damage occasioned by said removal is repaired by Lessee.

         In the event of making such alterations, improvements and/or additions as herein provided, Lessee shall indemnify and save harmless Lessor from all expenses, liens, claims or damages to either persons or property arising out of or resulting from the undertaking or making of said alterations, additions and improvements.

         Lessee shall be solely responsible for any costs related to providing handicapped access, if required by law, to the demised premises.

         12. Lessee shall be sole responsible for the erection, licensing and maintenance of any sign affixed to the facade of the building. No signs shall be erected without the prior written approval of the Lessor, which shall not be unreasonably withheld or delayed. It is expressly understood that any approved sign erected on the facade of the building shall not necessarily have a term running concurrent with the term of the Lease, and the Lessor expressly reserves the right to require Lessee to remove said sign at any time within fifteen (15) days prior written notice for reasonable cause. Lessee shall be responsible for applying for all licenses and/or permits required for the erection of any sign, if applicable, and for all costs associated therewith.

         13. Lessee shall make all repairs to the Premises which are necessary or desirable to keep the premises in the same condition as the premises were in at the commencement of the Lease, reasonable wear and tear and damage or loss caused by fire or casualty or other loss or those specific obligations enumerated in this Lease which are the responsibility of Lessor, excepted. Without limiting the generality of the foregoing, Lessee is specifically required to replace or make repairs;

         a) to the portion of any pipes, lines, ducts, wires or conduits contained within the Premises that are installed by Lessee.

         b) to windows, plate glass, doors and any fixtures or appurrenances composed of glass;

         c)    To Lessee's sign;

         d) to any heating or air conditioning equipment installed in the Premises by Lessee;


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         e)    to the Premises or the building when repairs to the same are necessitated by any act or omission of Lessee, or the failure of Lessee to perform its obligations under this Lease, reasonable wear and tear and damage or loss caused by fire or casualty or other loss, excepted and which in any case is not covered by insurance. Lessee shall keep the Premises in a clean and sanitary condition, free from vermin and escaping offensive odors.

         14. Lessee intends to conduct office operations and a distribution warehouse within the demised premises, but such use does not constitute a representation or guaranty by the Lessor that such use may be conducted in the demised premises, or its lawful or permissible under the certificate or occupancy issued for the building of which the demise premises form a part, or is otherwise permitted by law.

         The lessee shall comply with all laws and regulations of the federal, state, county, and municipal authorities applicable to the business to be conducted by the Lessee in the demised premises. Lessee shall obtain all licenses necessary for the operation of said business prior to occupying the premises, and shall evidence such to the Lessor.

         The Lessee shall conduct its business in such a manner, both as regards noise and other nuisances, and will not interfere with, annoy, or disturb any other tenant in the conduct of its business, or the Lessee in its management of the building and/or land.

         Lessee shall not allow the use of the demised premises to interfere with the use and enjoyment of adjacent landowners.

         The Lessee shall not keep on the demised premises any article of dangerous, flammable, or explosive character which increases the danger of fire upon the property, or which would be deemed hazardous by any responsible insurance company.

         The sidewalks, entrances, passages, courts, vestibules, stairways, corridors, and halls shall not be obstructed or encumbered by the Lessee or used for any purpose other than access to the demises premises.

         15. Lessee shall pay as an additional charge the amount of eighteen (18%) interest on any payment of fixed rent and/or additional rent which is made more than ten (10) days after the due date.

         In the event Lessee fails or refuses to pay rent or any additional charge legally due Lessor hereunder and Lessor institutes suit for collection of same, Lessee agrees to reimburse Lessor for all reasonable expenses in connection therewith, including but not limited to, court costs and attorney's fees.


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         All payments required under this Agreement shall be paid by Lessee, without notice or demand, (unless specifically required herein) and without abatement, deduction or set-off.

         16. Lessor covenants and agrees with Lessee that so long as the Lessee keeps and performs all of the covenants and conditions by the Lessee to be kept and performed, the Lessee shall have quiet and undisturbed possession and use of the premises, free from any claims or interference by Lessor and all persons claiming by or through Lessor.

         17. The parties further expressly agree as follows:

         (a) The acts or omissions of the servants and agents of the Lessee, and of all persons who are upon the demised premises during the term, or any extensions hereof, shall be construed to be the acts and omissions of the Lessee.

         (b) It shall not be necessary that the Lessor demand the performance of this Lease by the Lessee; nor shall it be necessary for the Lessor to notify the Lessee of any breach hereunder.

         (c) Time shall be construed to be of the essence hereof, wherever any act hereunder is required to be done at a certain time, or without a prescribed period of time.

         (d) This Lease, and any amendments which the parties may execute hereto, sets forth all of the promises, agreements, conditions and understandings between lessor and Lessee relative to the demised premises and there are not other promises, agreements, conditions and understanding, either oral or written between them.

         (e) No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor and Lessee unless the same has been reduced to writing and executed by Lessor and Lessee.

         (f) If any provisions of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby.

         (g) All terms used in this Lease, regardless of the number or gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and by other gender, masculine, feminine, or neuter, as the context or sense of this Lease or any section, subsection, or clause herein may require as if such terms has been fully and properly written in such number or gender.

         (h) This Lease is executed under and pursuant to the laws of the State of Florida.


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         18. It is the intent of the parties to give the Lessors for each year after the first of the lease term a total net rent equal to the purchasing power of the net rent during November, 1997. It is stipulated and agreed that the rent for the initial year of the term hereunder was computed on the basis of the dollar value as set forth in November, 1997 Consumer Price index published for Urban Wage Earners and Clerical Workers U.S. Workers U.S. City Average by the Bureau of Labor Statistics of the U.S. Department of Labor (1967-100). If the November 1998 dollar value as set forth in said Consumer Price Index has increase over the November 1997 dollar value, then the rent for the second year of the term shall be increased in the same proportion over the initial rent as the November 1998 dollar value has increased over the November, 1997 dollar value. Viz: If the dollar value in November 1997 is 100, and the dollar value in November 1998 is 115, then the rent for the option period shall be increased by fifteen (15%) over the initial rent. If there is no increase in the dollar value, then the rent for the second year of the term shall be the same as the rent for the initial period hereunder. In no event shall the rent for the second year of the term be less than the base rent set forth in the Lease. It is agreed that in the event publication of the Consumer Price Index of the United States Bureau of Labor Statistics is discontinued, the parties shall thereafter accept comparable statistics on the purchasing power of the consumer dollar, as published by a responsible financial periodical of recognized authority to be then chosen by the parties, or in the event they cannot agree, by their arbitrators, selected by the two so chosen.

         19. For purposes of Lessee's financing of any personal property, Lessor waives any landlord's lien and other lien rights arising under Florida upon Lessee's property contained within the demised premises.

         IN WITNESS WHEREOF, the Lessor and Lessee have hereunto caused this Lease Agreement to be executed on the day and year first written above.


                              H. JOEL RAHN, Lessor


                              By /s/ H. JOEL RAHN
                                 ----------------------
                                 H. JOEL RAHN


                               NEWTECH, INC., Lessee


                               By /s/ JOEL NEWMAN
                                  ------------------------
                                  Joel Newman, Its President


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